Exhibit 99.1

CONTACTS:

Donald R. Peck
LoJack Corporation
(781) 302-4200

David Calusdian
Sharon Merrill Associates
(617) 542-5300

LoJack Elects Former Bowne & Company Executive David J.
Shea to the Board of Directors
Technology Services Industry Veteran Becomes Company's Ninth Director

Canton, Mass., January 22, 2013 - LoJack Corporation (NASDAQ: LOJN), the company that invented the Stolen Vehicle Recovery market, today announced the election of David J. Shea, 57, the former Chairman and Chief Executive Officer of Bowne & Company, to the Board of Directors, effective immediately. Shea will serve on the Audit Committee.
Shea, who joined Bowne in 1998, was named Chairman and CEO in January 2007. During the next four years, he led the company through a transformative process that included implementing new market strategies, streamlining operations through the divestiture of non-core assets, introducing new products, forging new joint ventures, enhancing liquidity and completing a number of strategic acquisitions. In November 2010, he oversaw the sale of Bowne to RR Donnelley, generating a 67% premium for shareholders. Shea currently serves on the board of privately held Document Technologies, Inc., a technology services company owned by the New York private equity firm Harvest Partners LP.
With the addition of Shea, the LoJack Board of Directors will consist of nine members, including seven independent directors.
“Dave is a highly accomplished leader who brings to our Board both strategic vision and a track record of significant operating results achieved over more than 30 years in the technology services industry,” said LoJack Chairman Rory Cowan. “In leading the Board at Bowne, he demonstrated not only a commitment to corporate governance but also overwhelming success in translating strategy into value for the company's shareholders.”
Commenting on his appointment, Shea said, “This is an exciting time for LoJack, as the Company focuses on expanding its leading position in stolen vehicle recovery to a broad range of best-in-class products and services for the 'connected car' market. LoJack is the preeminent global brand for safety, security and protection. I look forward to working with the board and management team to help lead the Company to a bright and profitable future.”

Shea joined Bowne as Executive Vice President of Business Development and Strategic Technology, and later became Senior Vice President and CEO for Bowne Business Solutions and Bowne Enterprise Solutions. He served as President and Chief Operating Officer of Bowne & Company from August 2004 to January 2007 before being promoted to lead the company as Chairman and CEO.
He began his career at IBM Corporation in 1977, serving in a variety of roles including sakes, sales management, consulting and general management.
Shea is a graduate of Fordham University with a Bachelor of Science degree in Marketing.

About LoJack Corporation
LoJack Corporation, the company that has helped more than nine million people protect their vehicles in the event of theft over the past 25+ years, today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and dealer distribution network, LoJack Corporation is expanding into new areas across the continuum from theft deterrence to recovery. The Company is focusing on creating a new level of value for its dealer, customer and investor communities by delivering innovative offerings, multiple technologies in expanding geographies. For more information, visit www.lojack.com, www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp or www.Facebook.com/LoJackCorp.

Safe Harbor Regarding Forward Looking Statements
From time to time, information provided by LoJack or statements made by its employees may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements in this news release that are not statements of historical fact are forward-looking statements. You can identify these statements by use of the words “assumes,” “believes,” “estimates,” “expects,” “will,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially, including risks associated with the continued and future acceptance of LoJack's products and services, competition, LoJack's relationships with licensees, dealers and agents, LoJack's ability to respond to technological change to meet evolving customer needs, and changes in general economic or geopolitical conditions and conditions in the automotive retail market. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning LoJack, reference is made to LoJack's Annual Report on Form 10-K for the year ended December 31, 2011 and LoJack's other filings with the Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, LoJack undertakes no obligation to update any forward-looking statements.